[Free Translation From Hebrew]

Series A Bond Listing Underwriting Agreement (Pricing Underwriters)

Entered into and signed in Tel Aviv on November 2, 2008

Between:
Xfone, Inc.
(hereinafter: the “Company”)

And between:
Excellence Nessuah Underwriting (1993) Ltd. (“Excellence Underwriting”)
The First International & Co. - Underwriting and Investments Ltd. (“FIBI Underwriting”)

(hereinafter jointly and severally: the “Pricing Underwriters” or the “Pricing Underwriter”)

Whereas
the Company is about to publish a listing prospectus, according to which NIS 100,382,100 par value Series A Bonds (the “Bonds”), which were issued in the framework of a private placement to institutional investors of December 13, 2007 pursuant to the terms and conditions of the Indenture (as defined below), will be listed on TASE (as defined below); and

Whereas	the Bonds will be listed on the date and under the conditions specified in the prospectus that is about to be published in connection therewith; and

Whereas
the Company represents and undertakes that the Company has the full and exclusive right to list the Bonds on TASE (as defined below) and that all of the permits and approvals that are required therefor have been received, with the exception of the Securities Authority’s permit to publish the prospectus and the approval of TASE (as defined below) to list the Bonds; and

Whereas
according to the position of the Securities Authority, the prospectus which includes the listing of the Bonds needs to be signed by the Pricing Underwriters which managed the private placement, in the framework of which the Bonds were offered and issued, and the Pricing Underwriters have agreed to sign the Prospectus (as defined below).

Therefore it has been Agreed, Represented and Stipulated between the Parties as follows:

1.	Preamble

The preamble to this Agreement and the annexes hereto constitute an integral part hereof. Anything stated in this Agreement in the plural shall also import the singular and vice versa.

[Free Translation From Hebrew]

The headings of the sections of this Agreement are for convenience purposes only, they are not part of the provisions of this Agreement and they should be imparted no meaning with respect to the interpretation of this Agreement and/or any of the provisions hereof.

In this Agreement, the following terms shall bear the meaning set forth alongside them. Terms which are not defined in this Agreement and appear in the Prospectus shall bear the meaning ascribed thereto in the Prospectus.

“Prospectus” -
The prospectus which the Company shall publish in Israel in connection with the listing of the Bonds on TASE (as defined below) and the lifting of the restrictions imposed on a resale of the Bonds pursuant to the Securities Law (as defined below), including an amendment to the prospectus which shall be agreed upon between the Company and the Pricing Underwriter.

“TASE” -	The Tel Aviv Stock Exchange Ltd.
“Underwriting Regulations” -	The Securities Regulations (Underwriting), 5767-2007.
“Trustee” -	Ziv Haft Trusts Company Ltd.
“Indenture” -	The indenture which was executed between the Company and the Trustee on December 13, 2007, and which was amended on October 27, 2008.
“Securities Law” -	The Securities Law, 5728-1968 and the regulations promulgated thereunder.

2.	General

This Agreement is based on the draft prospectus dated November 2, 2008 which was submitted to the Securities Authority and to TASE and on the basis of which the Company will publish the Prospectus, subject to modifications to be agreed upon between the Company and the Pricing Underwriter. This Agreement reflects the mutual undertakings between the Pricing Underwriters, except where explicitly stated otherwise, and with such modifications as shall be agreed upon between the Pricing Underwriters.

The Company hereby undertakes to provide Excellence Underwriting, immediately after the publication of the Prospectus, with 10 copies of the Prospectus (or less, as shall be informed in writing by Excellence Underwriting, at its discretion).

3.	The Pricing Underwriter’s Undertaking

Each one of the Pricing Underwriters will sign the Prospectus and fulfill the reporting duties which apply thereto pursuant to the law.

[Free Translation From Hebrew]

4.	Eligibility of the Pricing Underwriter

4.1
Each one of the Pricing Underwriters hereby represents separately, with respect to itself only, vis-à-vis the Company, that on the date of execution of this Agreement, it is registered in the Underwriters’ Register as an active underwriter, and that on the date of execution of this Agreement, it meets all of the other required eligibility conditions (either permanent or temporary) pursuant to the Underwriting Regulations, and represents and undertakes that it will immediately notify the Company of any change in the veracity of its representation regarding its eligibility to serve as underwriter.

4.2
Each one of the Pricing Underwriters hereby represents separately, with respect to itself only, that it is entitled to serve as a pricing underwriter in the public offering pursuant to the Prospectus in consideration of Section 10 of the Underwriting Regulations, and that it will immediately notify the Company of any change in the veracity of its representation or in its ability to fulfill its undertakings as aforesaid.

4.3
Each one of the Pricing Underwriters hereby represents separately, with respect to itself only, that until the date of its signing of this Agreement and the Prospectus, it has and will comply with all of the reporting duties which are imposed thereon by virtue of the Underwriting Regulations.

5.	Listing and Arrangements

The Company shall use its best efforts and take any and all actions that are reasonably required, subject to the provisions of any law and to the TASE Rules, to list the Bonds on TASE, such that restrictions shall not apply to a resale pursuant to Section 15C of the Securities Law, all as specified in the Indenture.

6.	Reimbursement of Expenses in respect of Due Diligence Investigations

The Pricing Underwriters, via Excellence Underwriting, are entitled to reimbursement of expenses in respect of legal and accounting due diligence investigations in the total sum of NIS 134,000 + V.A.T as required by law. In addition, it is hereby clarified that the Company shall bear any and all additional costs of an opinion in connection with the foreign law which applies to the Company, insofar as shall be required in the framework of the due diligence investigations.

It should be clarified that the reimbursement of the expenses as aforesaid shall be paid to the Pricing Underwriters even if the Bonds will not ultimately be listed pursuant to the Prospectus.

[Free Translation From Hebrew]

7.	Representations of the Company

The Company hereby represents and undertakes vis-à-vis the Pricing Underwriter that:

7.1
Any and all inquiries for verifying and ascertaining the information included in the Prospectus have been carried out thereby and on behalf thereof; that the Prospectus and any amendment, if and insofar as shall have been made thereto, as stated below, include and correctly and faithfully describe all of the material information which may be important to a reasonable investor who is considering purchasing the Bonds that shall be listed pursuant thereto and any detail which is required pursuant to the Securities Law (“Important Detail”); that no Important Detail is omitted from the Prospectus and that the Prospectus does not include a misleading detail, as defined in the Securities Law (“Misleading Detail”).

7.2
The Prospectus was prepared based on the requirements of the U.S. Securities Act of 1933 (the “Securities Act”) and the rules of the S.E.C. for the Form S-1. Accordingly, the Prospectus meets the requirements of the Form S-1 which are relevant to the company with respect to the listing in the U.S. of securities of the type listed pursuant to the Prospectus, with the exception of the parts in the Prospectus which are in Hebrew, as specified below: The cover of the Prospectus and Chapters 1, 3, 4 and 5 of the Prospectus, which were prepared pursuant to the provisions of the Securities Law.

In addition, the following sections which are required in the Form S-1 are not included in the Prospectus:
Part I -
Item 1 - Forepart of Registration Statement and Outside Front Cover Page of Prospectus;
Item 2 - Inside Front and Outside Back Cover Pages of Prospectus;
Item 5 - Determination of Offering Price;
Item 6 - Dilution;
Item 7 - Selling Security Holders;
Item 8 - Plan of Distribution;
Item 12 - Description of Securities to be Registered;
Item 12A - Disclosure of Commission Position on Indemnification for Securities Act Liabilities;
Part II - Information Not Required in the Prospectus.

[Free Translation From Hebrew]

7.3
The Company will indemnify the Pricing Underwriters or any one thereof due to a liability that shall be imposed thereon, if any, in favor of another body or person according to a judgment, execution of which shall not have been stayed, including a judgment issued in a settlement or an arbitration award sanctioned by a court, due to the presence of a Misleading Detail in the Prospectus and in respect of reasonable litigation expenses, including attorney’s fees incurred by any of the Pricing Underwriters or charged thereto by a court in such proceedings or in connection with a criminal indictment from which any of the Pricing Underwriters shall be acquitted or in which it shall be convicted of an offense requiring no general intent or due to an investigation or proceeding that was conducted against it by an authority which is authorized to conduct an investigation or proceeding, and which has ended without the filing of an indictment against it and without a monetary liability being imposed thereon as a substitute for a criminal proceeding (as defined in the Companies Law, 5759-1999), or which has ended without the filing of an indictment against it but with the imposition of a monetary liability as a substitute for a criminal proceeding in an offense which requires no proof of general intent, all due to the presence of a Misleading Detail in the Prospectus.

The Company’s indemnification undertaking, as described above, is up to the sum of NIS 100,382,100, which is equal to the issue proceeds received in the framework of the private placement of the Bonds (gross), linked to the consumer price index commencing from the index known on December 13, 2007 until the index known on the date of actual payment of the indemnification.

The aforesaid notwithstanding, no amount exceeding a sum equal to 25% of the Company’s equity, according to the Company’s last audited or reviewed consolidated financial statements, at the time of the demand for indemnification (hereinafter: the “Interim Amount”) shall be paid in respect of the said indemnification if there is a reasonable fear that payment above the Interim Amount will deny the Company the ability to meet its existing and expected undertakings (with the exception of the Company’s undertakings to its controlling shareholders), when they become due upon the first indemnification demand in accordance with this Agreement by the Pricing Underwriters (hereinafter in this Subsection 7.3: the “Condition”). It is clarified that payment of indemnification up to the Interim Amount is not subject to the Condition, that the Condition does not derogate from the Pricing Underwriters’ rights to remedies vis-à-vis the Company pursuant and subject to any law, and that the Condition shall not apply in the event that a dissolution order shall have been issued for the Company or it shall have been appointed a temporary liquidator in a proceeding initiated other than by any of the Pricing Underwriters on grounds according to this Agreement.

[Free Translation From Hebrew]

Each one of the Pricing Underwriters will be entitled to demand that the Company conduct, on its behalf, any negotiations or defense against a claim, proceeding and/or demand as aforesaid, and to this end, it will provide it with all of the assistance required. If the Company shall fail to comply with the Pricing Underwriter’s demand within 10 days from the date of receipt of its written demand, such Pricing Underwriter will be able, without the need for the Company’s consent, to settle with the plaintiff for any amount that it shall deem fit and the Company shall be obligated to indemnify it for the settlement amount and any reasonable amount that shall have been incurred thereby in the course of the handling of the claim as aforesaid, provided that the Company shall have been given written notice of 7 days in advance of the intention to settle as aforesaid and the Company shall not have assumed the conduct of the proceedings as specified above, all subject to the amount restriction described in this Subsection 7.3 above.

The foregoing indemnification duty will not apply vis-à-vis any of the Pricing Underwriters in respect of any amount with which it shall be charged due to the existence of a Misleading Detail in the Prospectus which was based, or due to a claim whose cause of action was based only on information which was provided to the Company in writing by such Pricing Underwriter, for usage of such information for the purpose of preparation of the Prospectus.

A Pricing Underwriter will not be indemnified in respect of a Misleading Detail if it shall not have been proven that the Pricing Underwriter believed in good faith that there was no Misleading Detail in the Prospectus, and indemnification shall not be given due to an action taken by the Pricing Underwriter either deliberately or recklessly.

Upon the delivery of any claim and/or demand for payment, as aforesaid, to any Pricing Underwriter, such Pricing Underwriter is obligated to immediately give written notice thereof to the Company and the other Pricing Underwriter.

The Company hereby represents that the Company’s Board of Directors has approved, by law and according to the Company’s incorporation documents, its engagement in this Agreement and has determined that the indemnification amount specified in this Section 7.3 is reasonable under the circumstances of the matter and in respect of the Pricing Underwriters’ undertakings according to this Agreement.

7.4
Without derogating from the generality of the Company’s representations and undertakings, as specified in this Section 7, the Company shall provide the Pricing Underwriter, prior to the publication of the Prospectus, with the following documents:

[Free Translation From Hebrew]

7.4.1
An opinion from the Company’s legal counsel overseas, as well as from the legal counsel for the Prospectus in Israel, in such language as the Pricing Underwriter shall request and shall be agreed upon between the parties.

7.4.2	Certification from the Company’s auditors in Israel and overseas in such language as the Pricing Underwriter shall request and shall be agreed upon between the parties.

7.4.3
Approval signed by the chairman of the Company’s Board of Directors or another director of the Company, the Company’s CEO and its CFO, in such language as the Pricing Underwriter shall request and shall be agreed upon between the parties.

8.	Additional Disclosure Duties

From the date of execution of this Agreement and until the date of publication of the Prospectus:

8.1
The Company shall allow the Pricing Underwriters or any of the inspectors on behalf thereof, at their request, to inspect, on a current basis, any and all of the documents and the information that shall be requested by them in connection with the Prospectus and performance of the due diligence investigations as well as any other information that may be material to a reasonable investor and which may be required to be described in the Prospectus. The Company shall immediately notify the Pricing Underwriters, or any of the inspectors on behalf thereof, of any information which may be relevant to the Prospectus, including any agreement or material event, immediately upon the execution or occurrence thereof, including of the conduct of negotiations with respect to the execution of a material agreement as aforesaid.

8.2
The Company shall promptly deliver to the Pricing Underwriters or any of the inspectors on behalf thereof, in writing, any information on which the Company shall be obligated to report to the Securities Authorities in Israel and overseas pursuant to the provisions of the law (including securities laws and the regulations promulgated thereunder in Israel and overseas which apply to the Company), as well as any and all of the reports which the Company is obligated to submit to the stock exchange (in Israel and overseas) in accordance with its requirements, and shall fulfill its duties to give reports to the Securities Authorities and the stock exchange as aforesaid.

The Company shall promptly notify the Pricing Underwriter of any material change or development of a trend towards a material adverse change, in the financial results or in the financial statements of the Company or in the data presentation method used therein.

[Free Translation From Hebrew]

8.3
If, due to disclosure as stated in Section 8.1 and 8.2, the Pricing Underwriter shall decide to demand amendment of the Prospectus, the parties will immediately take any and all of the steps required, to the Pricing Underwriter’s satisfaction, in order to perform the amendment as quickly as possible, including an application to the Securities Authority pursuant to Section 25 and/or 25A of the Securities Law.

8.4
Upon the publication of any financial statement by the Company or any of its subsidiaries, insofar as the attachment of such a statement is required pursuant to the law applicable to the Company, the statement shall be attached to the Prospectus, without delay, by way of amendment of the prospectus or an amended prospectus, in a manner that shall be acceptable to the Pricing Underwriter, all subject and pursuant to the provisions of the law that applies to the Company.

8.5	The Company shall cause this Agreement to be described in the Prospectus correctly and pursuant to the legal requirements.

8.6
The Company and its directors carried out the inquiries and the investigations as required pursuant to any law independently and without relying on inquiries carried out by the Pricing Underwriters for themselves in connection with their execution of the Prospectus. The inquiries that were carried out by and on behalf of the Pricing Underwriters do not establish a duty of care or contractual privity vis-à-vis the Company and/or its directors and/or the controlling shareholders thereof and the Pricing Underwriters’ duty vis-à-vis the Company is established in connection with the Pricing Underwriters’ undertaking according to Section 3 above only.

For the avoidance of doubt, it is also clarified that the indemnification duty specified in Section 7 above is unconditional and in no way relies upon the manner of inspection of the Company and its activity by the Pricing Underwriters.

9.	The Taking Effect of the Underwriters’ Undertakings

The Pricing Underwriters’ undertakings according to this Agreement shall take effect immediately upon receipt of the Securities Authority’s permit to publish the Prospectus pursuant to the provisions of Section 21 of the Securities Law and subject to that the Company shall have fulfilled its undertakings according to this Agreement and acted in accordance with the provisions of any law which applies thereto with respect to the publication of the Prospectus.

10.	Additional Approvals

The Company will provide to the Pricing Underwriter, within two business days after the date of publication of the Prospectus, a true copy of approval of TASE and the permit of the Securities Authority to publish the Prospectus, as well as confirmation that the Prospectus which was executed by the Company and its directors is the prospectus which was distributed via the Magna system.

[Free Translation From Hebrew]

11.	Release of the Pricing Underwriter from the Agreement

Any and all of the provisions of this Agreement notwithstanding, in the event that it shall transpire that the Prospectus includes any Misleading Detail or that a material detail is omitted from the Prospectus or in the event that the Securities Authority shall give the Company an instruction, pursuant to Section 25(a) and/or Section 25A(b) of the Securities Law, to publish an amendment to the prospectus or to publish an amended prospectus, or in the event that the Company shall apply (without having received the prior consent of the Pricing Underwriter thereto) to make an amendment to the Prospectus pursuant to Section 25A(a) of the said law, the Pricing Underwriter will be entitled, by giving notice to the Company within two (2) business days from the date on which it shall have learned of one of the events stated above, as the case may be, but no later than twelve (12) hours before the time of opening of trade, to be released from all of its undertakings vis-à-vis the Company according to this Agreement if such Pricing Underwriter was not aware of the Misleading Detail or the Important Detail omitted from the Prospectus as aforesaid at the time of execution of this Agreement, or if the instruction was given or the application was submitted due to a matter that was not known to such Pricing Underwriter at the time of execution of this Agreement, and which, had it known thereof, it would reasonably not have engaged with the Company in this Agreement or not have engaged in this Agreement under the same conditions.

The Company shall notify the Pricing Underwriter on the same day of the giving of an instruction by the Securities Authority to publish an amendment to the Prospectus as aforesaid or of the Company’s application to publish an amended prospectus as aforesaid.

In the event that one or more of the Pricing Underwriters will exercise its right as aforesaid and be released from its undertakings according to this Agreement as aforesaid, the Company will apply to the Securities Authority to amend the Prospectus pursuant to the provisions of Section 25A(a) of the Securities Law. Such application and the subsequent amendment to the Prospectus will not, in themselves, constitute grounds for the release of any pricing underwriter from its undertaking according to this Agreement.

In the event that any of the Pricing Underwriters shall act according to this section and be released from its undertakings as aforesaid without another pricing underwriter having assumed the undertaking of the released entity, this Agreement will be terminated, also with the other Pricing Underwriter, and the Company shall apply to the Securities Authority to amend the Prospectus or cancel the issue, all at its discretion. In the event that the Company shall have elected not to cancel the listing and to consummate the same without the signature of the Pricing Underwriters, it shall apply to the Securities Authority to publish an amended prospectus which will not include this Agreement and will not include the signatures of the Pricing Underwriters. If, for any reason, an amended prospectus shall not be published as aforesaid, the listing shall be cancelled.

[Free Translation From Hebrew]

12.	Actions in the event of Cancellation of the Prospectus

In the event of cancellation of the Prospectus as stated in Section 11 above, the Company shall give notice thereof in an immediate report and shall publish notice thereof on the same day, insofar as possible, in one newspaper, and on the following day in two daily newspapers of wide circulation in Israel in the Hebrew language. The Company shall arrange for the distribution of the immediate report among all of the TASE members and the Securities Authority according to this Agreement on the date of cancelation of the listing.

It is hereby clarified that if the Prospectus shall be cancelled under the circumstances specified in Section 11 above, the Pricing Underwriter will not be liable vis-à-vis the Company and the Company will not be liable vis-à-vis the Pricing Underwriter for any damage that shall be caused as a result of and/or in connection with such cancellation and/or for any expense incurred during and/or in connection with the handling of the preparation of the Prospectus drafts and the Prospectus and/or during the negotiations for the execution of this Agreement. In addition, subject to the provisions of the law, if the Prospectus shall be cancelled under the circumstances specified in Section 11 above, the Pricing Underwriter shall not be responsible to the investors and the Company shall entertain no lawsuits or claims against the Pricing Underwriter in such instances.

13.	Stamp Duty

Payment of stamp duty in respect of this Agreement, insofar as applicable, shall apply to the Company.

14.	Exhaustive Agreement

This Agreement exhausts all of the agreements between the parties and replaces any previous agreement, consent, representation or document between the parties in connection with the contents hereof. In addition, no modification to this Agreement shall be of any force or effect unless made in writing and signed by all of the parties or their attorneys.

15.	Magna Authorization

By their execution of this Agreement, the Pricing Underwriters authorize the Company’s electronic authorized signatories to report their engagement in this Agreement and their execution of the Prospectus, on their behalf, via the Magna system.

[Free Translation From Hebrew]

In witness whereof the parties have hereto set their hands:

The Company:

_________
Xfone, Inc.

The Pricing Underwriters:

Excellence Nessuah Underwriting (1993) Ltd._________

The First International & Co. - Underwriting and Investments Ltd._________